Exhibit 10.6

AMENDMENT NO. 1
to the
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

AMENDMENT ("Amendment No. 1"), effective as of the 30th day of March 2014, by and between Ralph Lauren Corporation, a Delaware corporation (the "Company"), and Jackwyn Nemerov (the "Executive").

WHEREAS, the Executive serves as the President and Chief Operating Officer of the Company pursuant to an Amended and Restated Employment Agreement by and between the Company and the Executive dated November 1, 2013 (the "Employment Agreement"); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1.	The first sentence of Section 2.4(a)(i) of the Employment Agreement is amended to read as follows, effective as of the date set forth above:

"Subject to Section 4.1(a) hereof, the Corporation shall: (a) beginning with the first payroll period following the forty-fifth (45th) day following the date of termination of Executive's employment, continue to pay the Executive, in accordance with the Corporation's normal payroll practice, Executive's Base Compensation, as in effect immediately prior to such termination of employment, for the longer of the balance of the Term or the one-year period commencing on the date of such termination, provided that under no circumstances shall Executive be paid her Base Compensation for a period longer than two years (whichever period is applicable shall be referred to herein as the "Severance Period"), and provided that the initial payment shall include Base Compensation amounts for all payroll periods from the date of termination through the date of such initial payment; and (b) pay to the Executive, on the last business day of the Severance Period, an amount equal to 300% of Executive's Base Compensation, as in effect immediately prior to such termination of Executive's employment."

2.    The first sentence of Section 2.4(b)(i) of the Employment Agreement is amended to read as follows, effective as of the date set forth above:

“The Corporation shall: (a) beginning with the first payroll period following the forty-fifth (45th) day following the date of termination of Executive's employment, continue to pay the Executive, in accordance with the Corporation's normal payroll practice, Executive's Base Compensation, as in effect immediately prior to such termination of employment, for the one-year period commencing on the date of such termination (the "Special Severance Period"), and provided that the initial payment shall include Base Compensation amounts for all payroll periods from the date of termination through the date of such initial payment; and (b) pay to the Executive, on the last business day of the Special Severance Period, an amount equal to 300% of Executive's Base Compensation, as in effect immediately prior to such termination of Executive's employment."

3.    The second sentence of Section 2.4(e) of the Employment Agreement is amended to read as follows, effective as of the date set forth above:

“If the Executive's employment terminates at the end of the Term as a result of the Corporation's delivery of a NonExtension Notice as contemplated by Section 1.1, the Corporation shall (x) beginning with the first payroll period following the forty-fifth (45th) day following the date of termination of Executive's employment, continue to pay the Executive, in accordance with the Corporation's normal payroll practice, Executive's Base Compensation, as in effect immediately prior to such termination of employment, for the one-year period commencing on the date of termination (the "NonExtension Period") and (y) pay the Executive, on the last business day of the NonExtension Period, an amount equal to 300% of Executive's Base Compensation, as in effect immediately prior to such termination of Executive's employment (collectively, the "NonExtension Severance").

4.    The Section entitled "Severance" in Exhibit 1 to the Employment Agreement is amended to read as follows, effective as of the date set forth above:

"Base salary for remainder of term up to a maximum of two years, or for one year, whichever is greater, plus a lump sum amount equal to 300% of base salary."

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be duly executed and the Executive has hereunto set her hand, effective as of the date first set forth above.

RALPH LAUREN CORPORATION

By:	/s/ Ralph Lauren
Ralph Lauren
Title: Chairman and Chief Executive Officer

Date: March 26, 2014

EXECUTIVE

/s/ Jackwyn Nemerov
Jackwyn Nemerov

Date: March 27, 2014

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